UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

KESTREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-9261	84-0772451
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1726 Cole Boulevard, Suite 210	Lakewood, Colorado	80401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(303)295-0344

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On February 24, 2004, a former officer and director of Kestrel Energy, Inc. (the “Company”) assigned a Revolving Credit Loan Agreement dated May 5, 2003 (the “Agreement”) and Revolving Master Credit Note (the “Note”) from the Company to Samson Oil & Gas N.L., formerly Samson Exploration N.L. (“Samson”). The Agreement and the Note that was assigned to Samson provided for a maximum loan to the Company of $200,000 with a maturity date of May 5, 2005, interest at 10% per annum. The Agreement and Note could be converted, at Samson’s election, into shares of the Company’s Common Stock at $0.40 per share and was secured by the Company’s oil and gas interests in Campbell County, Wyoming. On October 29, 2004, Samson extended the due date of the Note to May 5, 2006.

On June 2, 2005, Samson converted the entire unpaid principal balance of $200,000 under the Agreement and Note into 500,000 shares of the Company’s Common Stock. The offer and sale of the Note and the underlying shares of the Common Stock issued pursuant to the Note were exempt from registration under the Securities Act of 1933 (the “Act”) as a private offering to an “accredited investor” under Sections 4(2) and 4(6) of the Act and Rules 505 and 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

10.1	Revolving Credit Loan Agreement dated May 5, 2003 with Barry D. Lasker filed as Exhibit 99.1 to the Company’s Form 8-K dated May 5, 2003 and incorporated by reference herein.

10.2
Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement with Barry D. Lasker dated May 5, 2003 filed as Exhibit 99.2 to the Company’s Form 8-K dated May 5, 2003 and incorporated by reference herein.

10.3
Amendment to Revolving Credit Loan Agreement with Barry D. Lasker dated February 24, 2004 filed as Exhibit 10.1 to the Company’s Form 10-QSB for the period ended March 31, 2004 and incorporated by reference herein.

10.4
Assignment of Mortgage from Barry D. Lasker to Samson Exploration N.L. dated February 24, 2004 filed as Exhibit 10.2 to the Company’s Form 10-QSB for the period ended March 31, 2004 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESTREL ENERGY, INC.
(Registrant)
Date: June 3, 2005	By:	/s/ Timothy L. Hoops
Timothy L. Hoops, President